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EXHIBIT 99.1

QWEST COMMUNICATIONS REPORTS FOURTH QUARTER AND FULL-YEAR 2002
UNAUDITED RESULTS

Fourth Quarter Highlights

  •
  Fourth Quarter Diluted EPS of $1.61 Compared to a $0.39 Loss Per Share in Fourth Quarter 2001

  •
  Working Capital Improved by $5.1 Billion for the Year

  •
  First Phase of QwestDex Sale Completed for $2.75 Billion

  •
  FCC Approved Long-Distance Services in Nine States; FCC Filings Pending for Three Additional States

  •
  Retail Consumer Access Line Losses Improve for Second Consecutive Quarter

        Investors: Qwest can give no assurance that the financial information contained herein will not be subject to further adjustment. All financial information contained herein is unaudited. The audit, which is in the preliminary stages, may also result in changes to such financial information. The company has included the estimated impact of various restatements for 2001 which were previously disclosed. In the financial results presented in the following discussions, all financial results related to continuing operations for 2002 and 2001 exclude QwestDex, as it is presented as a discontinued operation. Please see "Note to Investors" and attached financial statements for important information.

        DENVER, February 19, 2003—Qwest Communications International Inc. (NYSE: Q) today announced its financial results for the fourth quarter and full-year of 2002. The company announced fourth quarter net income of $2.7 billion or $1.61 per diluted share, compared to a net loss of $645 million or $0.39 per share in the fourth quarter of 2001. For the full year 2002, Qwest announced a net loss of $35.9 billion (inclusive of approximately $40.9 billion of accounting related impacts) or $21.35 per share, compared with a loss of $4.8 billion, or $2.88 per share in 2001. Fourth-quarter and full-year 2002 results include the impacts realized from the first stage of the sale of QwestDex and the completion of a debt exchange offer in December. Full-year 2002 results also reflect accounting related impacts of approximately $30 billion in goodwill reduction and $10.9 billion of long-lived asset impairments.

        "We are beginning to see some positive, stabilizing trends in our core businesses," said Richard C. Notebaert, Qwest chairman and CEO. "We are now building positive momentum from the successes of 2002 as we focus on providing customers with excellent service and great value."

        "We have made significant strides in our efforts to strengthen our balance sheet and position the company for long-term competitiveness," said Oren G. Shaffer, Qwest vice chairman and CFO. "We completed our debt-for-debt exchange which allowed us to reduce debt by $1.9 billion, and we improved our working capital position by $5.1 billion for the year. Moreover, our progress in addressing our accounting and internal reviews enables the Qwest management team to place even greater focus on our core operations."

Operating Results

        Revenue for the fourth quarter was $3.70 billion, an 11.2 percent decrease from the same period last year, and a 3.1 percent decrease sequentially. Revenue for full-year 2002 was $15.5 billion, a 7.5 percent decline from 2001 revenue of $16.7 billion. Fourth quarter revenues declined due to continued competitive pressures in local and long-distance voice services, as well as the company's efforts to shift away from less profitable businesses, such as data customer premise equipment (CPE)

resale. These trends were partially offset by continued growth of the company's advanced IP product revenue.

        Cost of sales and SG&A expenses for the fourth quarter declined $466 million, or 15.6 percent, over last year. Sequentially, these expenses declined $319 million, or 11.2 percent, in the quarter. Approximately half of the sequential expense improvement stemmed from a reduction in operating expenses. The remaining improvement reflects a re-estimate of accruals relating to regulatory settlements and bad debt reserves.

        For the fourth quarter, operating income was $346 million compared with a $759 million operating loss in the fourth quarter of 2001, and an $11 million operating loss in the third quarter of 2002. Sequential operating income improvement was driven by lower cost of sales and SG&A expenses, and adjustments to restructuring and other charges. For the full-year 2002, operating loss was $18.2 billion, compared to $1.3 billion in 2001. Full-year 2002 results include approximately $18.4 billion in goodwill and asset impairment writedowns.

Operational and Financial Highlights

        Some of the key operational and financial highlights achieved since the announcement of third quarter results include:

  •
  Qwest significantly reduced total debt less cash and cash equivalents from $25.0 billion to $20.4 billion in the fourth quarter. This reduction was achieved through the realization of $2.75 billion in QwestDex sale gross proceeds, and a debt exchange offer that reduced outstanding total debt by $1.9 billion.

  •
  Qwest received unanimous approval from the Federal Communications Commission (FCC) to re-enter the long-distance business in nine states: Colorado, Idaho, Iowa, Montana, Nebraska, North Dakota, Utah, Washington and Wyoming. These nine states represent approximately 55 percent of Qwest's total local base.

  •
  Qwest filed an application with the FCC on January 15, 2003, for authority to provide long-distance service to customers in three additional states: New Mexico, Oregon, and South Dakota. These states represent approximately 15 percent of Qwest's total local base. Qwest plans to file similar applications for long-distance authority in its remaining two states, Arizona and Minnesota, later in 2003.

  •
  Qwest experienced positive stabilizing trends in its core business. Consumer access line losses reduced sequentially for the second consecutive quarter. In the fourth quarter, Qwest lost approximately 162,000 consumer access lines, 9,000 fewer lines than in the third quarter. The Company believes this improvement was due to retention and customer service initiatives, partially offsetting the effects of competition, technology substitution, and a sluggish economic environment. Combined consumer and business access lines declined 4.4 percent year-over-year in the fourth quarter. UNE-P line volumes declined for the second consecutive quarter, from approximately 498,000 to 490,000 sequentially.

  •
  Qwest reported strong and measurable service improvements for 2002. Since the launch of the "Spirit of Service™" campaign last year, Qwest has improved the service experience based directly on customer feedback. Qwest customers are getting better service than they have received previously, and the more than $9 billion in network upgrades and new technology investments made over the last three years are delivering the expected improvements. The company implemented more than a dozen initiatives in 2002 to enhance the customer experience, and Qwest internal data shows the number of residential customers who are satisfied with their Qwest experience has risen 13 percent since October 2002.

  •
  Qwest launched new packages and bundles that simplify the pricing for customers and provide superior value. Qwest customers can now select from simplified pricing plans for their local telephone service (including the most popular features like Caller ID and voice mail), long-distance (in the nine states available), and wireless service.

  •
  Qwest continued to secure major contracts with large enterprise and government customers for voice and data services. In the fourth quarter, Qwest entered into new service agreements with: Fairbanks Capital, the General Services Administration, and NASA.

Accounting Matters

        Reported results for 2002 are reflective of a number of significant accounting related matters, including:

  •
  As previously disclosed, Qwest has been conducting a review of its accounting policies, practices, procedures, and disclosures. As a result, the company is restating its previously reported financial results for 2001 and 2000. These restatements also result in adjustments to previously disclosed financial results for interim periods in 2002. Qwest can give no assurance that the financial information contained herein will not be subject to further adjustment. All financial information contained herein is unaudited and, accordingly, the audit, which is in the preliminary stages, may also result in changes to such financial information. The company has included the estimated impact of various restatements for 2001 which were previously disclosed.

  •
  Pursuant to SFAS No. 142, "Goodwill and Other Intangible Assets," the company has performed an additional goodwill impairment analysis as of June 30, 2002, and is now reporting a goodwill impairment charge of approximately $7.5 billion effective in the second quarter of 2002.

  •
  During 2002, the company has recorded $30 billion in goodwill reductions, which consisted of the $7.5 billion in goodwill impairment discussed above and $22.5 billion of goodwill reduction as the result of a change in accounting principle associated with the transitional goodwill impairment. The $22.5 billion of goodwill reduction is adjusted from previously reported estimates of approximately $24 billion.

  •
  As previously disclosed, pursuant to SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," Qwest has performed an impairment evaluation for its traditional telephone network, global fiber optic broadband network, and related assets. As a result of this evaluation, Qwest recorded an approximately $8.2 billion impairment charge in its unaudited financial statements for the second quarter of 2002. In the same quarter, an approximately $2.7 billion reduction in the carrying value of identifiable intangible assets was also recorded for a total asset impairment charge of approximately $10.9 billion.

Outlook For 2003

        For 2003, Qwest expects a continuation of current economic and competitive trends, resulting in the following operating expectations:

  •
  Access lines are expected to continue to face pressure from wireless and broadband substitution, competition, and a declining regional economy. Trends seen in the second half of 2002 are expected to continue into 2003 with overall net access line declines slightly better than the declines experienced in 2002.

  •
  Consumer long-distance revenues are expected to continue to decline outside Qwest's 14-state local service region as Qwest continues with its strategy to maximize profitability on this product line. These declines are expected to be increasingly offset as the year progresses by consumer long-distance revenues generated within the 14-state region.

  •
  Demand for data and IP services is expected to remain relatively flat in 2003. Qwest expects modest growth in demand of its core data and IP telecom offerings, such as ATM and frame relay, to be offset by declines in low-margin customer premise equipment (CPE) and professional services sales.

  •
  DSL subscriber growth is expected to accelerate throughout the year as the customer service improves and coverage is expanded. Net additions for 2003 are expected to exceed 2002 gains.

        In addition, the company highlights the following key financial trends in 2003:

  •
  The rate of revenue decline is expected to be comparable to or slightly better than 2002 levels

  •
  Cash operating expenses are expected to decline from 2002 levels as cost improvement initiatives are partially offset by increased pension expenses and benefit and wage increases

  •
  Capital expenditures are expected to be in the range of 15 to 20 percent of revenue

  •
  Free cash flow is expected to be breakeven to modestly positive

  •
  Qwest will continue to monitor market conditions for opportunities to reduce debt through strategic financing transactions, which may include debt-for-debt exchanges, debt-for-equity exchanges, and other available financing alternatives

        The above discussion of 2003 outlook contains forward-looking statements. As such, Qwest cautions that these statements should be considered in light of uncertainty surrounding its business, ongoing litigation and governmental investigations, the industry and competitive environment, the general macroeconomic outlook, and other issues detailed in the forward looking statement note at the end of this release.

Note to Investors

        The attached statements detail financial results in the following product and service categories, consistent with Qwest's peer group:

  •
  Wireline: Products and services include local and long-distance voice services, calling features, data transport and networking, Internet access, network access, directory assistance, and CPE;

  •
  Wireless: Wireless services and equipment within Qwest's 14-state region;

  •
  Other: Network services from telephone pole leases, property sub-lease rentals, and other miscellaneous revenue items.

Conference Call Today

        As previously announced, Qwest will host a conference call for investors and the media today at 9:00 a.m. EST with Richard C. Notebaert, Qwest chairman and CEO and Oren G. Shaffer, Qwest vice chairman and CFO. The call may be heard on the Web at www.qwest.com/about/investor/meetings.

About Qwest

        Qwest Communications International Inc. (NYSE: Q) is a leading provider of voice, video and data services to more than 25 million customers. The company's 50,000-plus employees are committed to the "Spirit of Service" and providing world-class services that exceed customers' expectations for quality, value and reliability. For more information, please visit the Qwest Web site at www.qwest.com.

        Forward-looking statements made within this release contain risks and uncertainties, which could cause actual results to differ materially from those expressed or implied here and on the conference call. Those risks and uncertainties are on file with the SEC. Additionally, we do not adopt analysts' estimates nor do we necessarily commit to updating the forward-looking statements that we make here.

# # #

Forward Looking Statement Note

        This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in the company's 14-state local service area, including its effect on the company's customers and suppliers; the effects of the company's anticipated restatement of historical financial statements including delays in or restrictions on the company's ability to access the capital markets or other adverse effects to the company's business and financial position; the company's substantial indebtedness, and the company's inability to complete any efforts to de-lever its balance sheet through asset sales or other transactions; any adverse outcome of the SEC's current investigation into the company's accounting policies, practices and procedures; any adverse outcome of the current investigation by the U.S. Attorney's office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by Congress, regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; the failure of the company's chief executive and chief financial officers to provide certain certifications relating to certain public filings; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are the subject of governmental investigations, and, to the extent not covered by insurance, if any, the company's inability to satisfy any resulting obligations from funds available to us, if any; the company's future ability to provide interLATA services within the company's 14-state local service area; potential fluctuations in quarterly results; volatility of the company's stock price; intense competition in the markets in which the company competes, including the likelihood of certain of the company's competitors emerging from bankruptcy court protection or otherwise reorganizing their capital structure and competing effectively against us; changes in demand for the company's products and services; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting the company's business; and changes in the outcome of future events from the assumed outcome included in the company's significant accounting policies.

        The information contained in this release is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. The cautionary statements contained or referred to in this release should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This release may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility.

        Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

        By including any information in this release, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

        The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.

Contacts:	Media Contact:	Investor Contact:
	Tyler Gronbach 303-992-2155 tyler.gronbach@qwest.com	Stephanie Comfort 800-567-7296 IR@qwest.com

ATTACHMENT A

QWEST COMMUNICATIONS INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS—AS REPORTED(1)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended December 31,			Twelve Months Ended December 31,
			% Change			% Change
	2002	2001		2002	2001
		(AS RESTATED)			(AS RESTATED)
OPERATING REVENUES:
Wireline	$3,525	$3,963	(11.1)	$14,706	$15,983	(8.0)
Wireless	167	198	(15.7)	716	700	2.3
Other	12	10	20.0	65	58	12.1

Total operating revenues	3,704	4,171	(11.2)	15,487	16,741	(7.5)
OPERATING EXPENSES:
Cost of sales	1,382	1,613	(14.3)	5,846	6,152	(5.0)
Selling, general and administrative	1,144	1,379	(17.0)	5,393	5,414	(0.4)
Asset impairments	24	—	—	18,416	—	—
Depreciation	802	1,048	(23.5)	3,651	3,702	(1.4)
Depreciation adjustment for access lines returned to service	—	—	—	—	222	(100.0)
Goodwill and other intangible amortization	8	316	(97.5)	186	1,341	(86.1)
Restructuring, merger-related and other charges	(2)	574	(100.3)	171	1,209	(85.9)

Operating income (loss)	346	(759)	145.6	(18,176)	(1,299)	(1,299.2)
OTHER EXPENSE (INCOME):
Interest expense—net	463	380	21.8	1,779	1,441	23.5
(Gain) on sales of rural exchanges and other fixed assets	—	(1)	100.0	—	(51)	100.0
(Gain) loss on sales of investments and FMV adjustments	—	(3)	100.0	26	(17)	252.9
Investment write-downs	—	47	(100.0)	1,202	3,294	(63.5)
KPNQwest restructuring charges	—	22	(100.0)	74	22	236.4
Other expense—net	36	46	(21.7)	139	94	47.9

Total other expense—net	499	491	1.6	3,220	4,783	(32.7)

(Loss) before income taxes, discontinued operations, extraordinary item, and cumulative effect of change in accounting principle	(153)	(1,250)	87.8	(21,396)	(6,082)	(251.8)
Income tax (benefit)	(136)	(479)	71.6	(4,846)	(822)	(489.5)

(Loss) from continuing operations	(17)	(771)	97.8	(16,550)	(5,260)	(214.6)

DISCONTINUED OPERATIONS:
Income from discontinued operations	2,768	206	1,243.7	3,411	837	307.5
Income tax provision	1,073	80	1,241.3	1,321	324	307.7

Income (loss) before extraordinary item and cumulative effect of change in accounting principle	1,678	(645)	360.2	(14,460)	(4,747)	(204.6)

Extraordinary item—early retirement of debt, net of tax	1,061	—	—	1,067	(65)	(1,741.5)
Cumulative effect of change in acctg. principle, net of tax	—	—	—	(22,520)	26	—

NET INCOME (LOSS)	$2,739	$(645)	524.7	$(35,913)	$(4,786)	(650.4)

Basic earnings (loss) per share	$1.61	$(0.39)	512.8	$(21.35)	$(2.88)	(641.3)

Basic average shares outstanding	1,696	1,665	1.9	1,682	1,661	1.3

Diluted earnings (loss) per share	$1.61	$(0.39)	512.8	$(21.35)	$(2.88)	(641.3)

Diluted average shares outstanding	1,699	1,665	2.0	1,682	1,661	1.3

Dividends per share	$—	$—	—	$—	$0.05	(100.0)

(1)
"As Reported" results are unaudited but include for all periods the estimated impact of various restatements previously disclosed by the company. These results have been prepared in accordance with generally accepted accounting principles in the United States (GAAP), however, because the results have not been audited, the company can give no assurance that the as reported results will not be subject to further adjustment.

ATTACHMENT B

QWEST COMMUNICATIONS INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS—NORMALIZED(1)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended December 31,			Twelve Months Ended December 31,
			% Change			% Change
	2002	2001		2002	2001
		(AS RESTATED)			(AS RESTATED)
OPERATING REVENUES:
Wireline	$3,525	$3,968	(11.2)	$14,706	$16,005	(8.1)
Wireless	167	198	(15.7)	716	700	2.3
Other	12	10	20.0	65	58	12.1

Total operating revenues	3,704	4,176	(11.3)	15,487	16,763	(7.6)
OPERATING EXPENSES:
Cost of sales	1,382	1,613	(14.3)	5,846	6,152	(5.0)
Selling, general and administrative	1,196	1,379	(13.3)	5,251	5,414	(3.0)
Depreciation	802	1,048	(23.5)	3,651	3,702	(1.4)
Goodwill and other intangible amortization	8	316	(97.5)	186	1,341	(86.1)

Operating income (loss)	316	(180)	275.6	553	154	259.1
OTHER EXPENSE:
Interest expense—net	463	380	21.8	1,779	1,441	23.5
Other expense—net	36	46	(21.7)	139	94	47.9

Total other expense—net	499	426	17.1	1,918	1,535	25.0

Loss before income taxes	(183)	(606)	69.8	(1,365)	(1,381)	1.2
Income tax (benefit)	(148)	(229)	35.4	(554)	(181)	(206.1)

NET LOSS	$(35)	$(377)	90.7	$(811)	$(1,200)	32.4

Basic loss per share	$(0.02)	$(0.23)	91.3	$(0.48)	$(0.72)	33.3

Basic average shares outstanding	1,696	1,665	1.9	1,682	1,661	1.3

Diluted loss per share	$(0.02)	$(0.23)	91.3	$(0.48)	$(0.72)	33.3

Diluted average shares outstanding	1,696	1,665	1.9	1,682	1,661	1.3

(1)
The consolidated normalized statements have been adjusted to eliminate the impacts of what the company believes to be non-recurring and non-operating items, which for the relevant periods may include restructuring, merger-related and other charges, asset impairments, a depreciation adjustment for access lines returned to service, gains (losses) on the sale of rural exchanges, gains (losses) on the sale of assets and investments, the write-down of investments, KPNQwest restructuring charges, changes in the market value of financial instruments, gains (losses) on discontinued operations, the cumulative effect of changes in accounting principles, a deferred tax valuation, discount on stock repurchase option, and gains (losses) on the early retirements of debt. In addition, the normalized statements adjust for a charge recorded by the company in the second quarter of 2002 to increase its bad debt reserves associated with the WorldCom, Inc. bankruptcy. The merger has been accounted for as a purchase transaction. Certain reclassifications have been made to prior periods to conform to the current presentation.

ATTACHMENT C

QWEST COMMUNICATIONS INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)(2)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended December 31, 2002			Three Months Ended December 31, 2001
	As Reported Results	Normalized Adjustments	Normalized Results	As Reported Results	Normalized Adjustments	Normalized Results
				(AS RESTATED)		(AS RESTATED)
OPERATING REVENUES:
Wireline	$3,525	$—	$3,525	$3,963	$5	$3,968
Wireless	167	—	167	198	—	198
Other	12	—	12	10	—	10

Total operating revenues	3,704	—	3,704	4,171	5	4,176
OPERATING EXPENSES:
Cost of sales	1,382	—	1,382	1,613	—	1,613
Selling, general and administrative	1,144	52	1,196	1,379	—	1,379
Asset impairments	24	(24)	—	—	—	—
Depreciation	802	—	802	1,048	—	1,048
Depreciation adjustment for access lines returned to service	—	—	—	—	—	—
Goodwill and other intangible amortization	8	—	8	316	—	316
Restructuring, merger-related and other charges	(2)	2	—	574	(574)	—

Operating income (loss)	346	(30)	316	(759)	579	(180)
OTHER EXPENSE (INCOME):
Interest expense—net	463	—	463	380	—	380
(Gain) on sales of rural exchanges and other fixed assets	—	—	—	(1)	1	—
(Gain) on sales of investments and FMV adjustments	—	—	—	(3)	3	—
Investment write-downs	—	—	—	47	(47)	—
KPNQwest restructuring charges	—	—	—	22	(22)	—
Other expense—net	36	—	36	46	—	46

Total other expense—net	499	—	499	491	(65)	426

(Loss) before income taxes, discontinued operations, extraordinary item, and cumulative effect of change in accounting principle	(153)	(30)	(183)	(1,250)	644	(606)
Income tax (benefit)	(136)	(12)	(148)	(479)	250	(229)

(Loss) from continuing operations	(17)	(18)	(35)	(771)	394	(377)

DISCONTINUED OPERATIONS:
Income from discontinued operations	2,768	(2,768)	—	206	(206)	—
Income tax provision	1,073	(1,073)	—	80	(80)	—

Income (loss) before extraordinary item	1,678	(1,713)	(35)	(645)	268	(377)

Extraordinary item—early retirement of debt, net of tax	1,061	(1,061)	—	—	—	—

NET INCOME (LOSS)	$2,739	$(2,774)	$(35)	$(645)	$268	$(377)

Basic earnings (loss) per share	$1.61		$(0.02)	$(0.39)		$(0.23)

Basic average shares outstanding	1,696		1,696	1,665		1,665

Diluted earnings (loss) per share	$1.61		$(0.02)	$(0.39)		$(0.23)

Diluted average shares outstanding	1,699		1,699	1,665		1,665

(1)
The consolidated normalized statements have been adjusted to eliminate the impacts of what the company believes to be non-recurring and non-operating items, which for the relevant periods may include restructuring, merger-related and other charges, asset impairments, a depreciation adjustment for access lines returned to service, gains (losses) on the sale of rural exchanges, gains (losses) on the sale of assets and investments, the write-down of investments, KPNQwest restructuring charges, changes in the market value of financial instruments, gains (losses) on discontinued operations, the cumulative effect of changes in accounting principles, a deferred tax valuation, discount on stock repurchase option, and gains (losses) on the early retirements of debt. The merger has been accounted for as a purchase transaction. Certain reclassifications have been made to prior periods to conform to the current presentation.

(2)
"As Reported" results are unaudited but include for all periods the estimated impact of various restatements previously disclosed by the company. These results have been prepared in accordance with generally accepted accounting principles in the United States (GAAP), however, because the results have not been audited, the company can give no assurance that the as reported results will not be subject to further adjustment.

ATTACHMENT D

QWEST COMMUNICATIONS INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)(2)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Twelve Months Ended December 31, 2002			Twelve Months Ended December 31, 2001
	As Reported Results	Normalized Adjustments	Normalized Results	As Reported Results	Normalized Adjustments	Normalized Results
				(AS RESTATED)		(AS RESTATED)
OPERATING REVENUES:
Wireline	$14,706	$—	$14,706	$15,983	$22	$16,005
Wireless	716	—	716	700	—	700
Other	65	—	65	58	—	58

Total operating revenues	15,487	—	15,487	16,741	22	16,763
OPERATING EXPENSES:
Cost of sales	5,846	—	5,846	6,152	—	6,152
Selling, general and administrative	5,393	(142)	5,251	5,414	—	5,414
Asset impairments	18,416	(18,416)	—	—	—	—
Depreciation	3,651		3,651	3,702		3,702
Depreciation adjustment for access lines returned to service	—	—	—	222	(222)	—
Goodwill and other intangible amortization	186	—	186	1,341		1,341
Restructuring, merger-related and other charges	171	(171)	—	1,209	(1,209)	—

Operating (loss) income	(18,176)	18,729	553	(1,299)	1,453	154
OTHER EXPENSE (INCOME):
Interest expense—net	1,779	—	1,779	1,441	—	1,441
(Gain) on sales of rural exchanges and other fixed assets	—	—	—	(51)	51	—
Loss (gain) on sales of investments and FMV adjustments	26	(26)	—	(17)	17	—
Investment write-downs	1,202	(1,202)	—	3,294	(3,294)	—
KPNQwest restructuring charges	74	(74)	—	22	(22)	—
Other expense—net	139	—	139	94	—	94

Total other expense—net	3,220	(1,302)	1,918	4,783	(3,248)	1,535

(Loss) before income taxes, discontinued operations, extraordinary item, and cumulative effect of change in accounting principle	(21,396)	20,031	(1,365)	(6,082)	4,701	(1,381)
Income tax (benefit)	(4,846)	4,292	(554)	(822)	641	(181)

(Loss) from continuing operations	(16,550)	15,739	(811)	(5,260)	4,060	(1,200)

DISCONTINUED OPERATIONS:
Income from discontinued operations	3,411	(3,411)	—	837	(837)	—
Income tax provision	1,321	(1,321)	—	324	(324)	—

(Loss) before extraordinary item and cumulative effect of change in accounting principle	(14,460)	13,649	(811)	(4,747)	3,547	(1,200)

Extraordinary item—early retirement of debt, net of tax	1,067	(1,067)	—	(65)	65	—
Cumulative effect of change in acctg. principle, net of tax	(22,520)	22,520	—	26	(26)	—

NET LOSS	$(35,913)	$35,102	$(811)	$(4,786)	$3,586	$(1,200)

Basic loss per share	$(21.35)		$(0.48)	$(2.88)		$(0.72)

Basic average shares outstanding	1,682		1,682	1,661		1,661

Diluted loss per share	$(21.35)		$(0.48)	$(2.88)		$(0.72)

Diluted average shares outstanding	1,682		1,682	1,661		1,661

(1)
The consolidated normalized statements have been adjusted to eliminate the impacts of what the company believes to be non-recurring and non-operating items, which for the relevant periods may include restructuring, merger-related and other charges, asset impairments, a depreciation adjustment for access lines returned to service, gains (losses) on the sale of rural exchanges, gains (losses) on the sale of assets and investments, the write-down of investments, KPNQwest restructuring charges, changes in the market value of financial instruments, gains (losses) on discontinued operations, the cumulative effect of changes in accounting principles, a deferred tax valuation, discount on stock repurchase option, and gains (losses) on the early retirements of debt. In addition, the normalized statements adjust for a charge recorded by the company in the second quarter of 2002 to increase its bad debt reserves associated with the WorldCom, Inc. bankruptcy. The merger has been accounted for as a purchase transaction. Certain reclassifications have been made to prior periods to conform to the current presentation.

(2)
"As Reported" results are unaudited but include for all periods the estimated impact of various restatements previously disclosed by the company. These results have been prepared in accordance with generally accepted accounting principles in the United States (GAAP), however, because the results have not been audited, the company can give no assurance that the as reported results will not be subject to further adjustment.

ATTACHMENT E

QWEST COMMUNICATIONS INTERNATIONAL INC.
SELECTED CONSOLIDATED DATA
(UNAUDITED)

	As of and for the Three Months Ended December 31,
			% Change
	2002	2001
		(AS RESTATED)
Total employees	50,788	61,306	(17.2%)
DSL:
Out-of-region subscribers (in thousands)	25	16	56.3%
In-region subscribers (in thousands)	510	432	18.1%
Qualified households/businesses (in millions)	4.2	3.8	10.5%
DSL equipped central offices	428	348	23.0%
Subscribers per equipped central office	1,192	1,241	(4.0%)
Wireless/PCS:(4)
Revenues (in millions)	$167	$198	(15.7%)
Subscribers (in thousands)	1,034	1,116	(7.3%)
ARPU (in dollars)	$45	$51	(11.8%)
Penetration	4.66%	5.20%	(10.4%)
Access lines (in thousands):(1)
Business
Retail(2)	5,050	5,284	(4.4%)
Resale	68	138	(50.7%)
UNE-P	490	453	8.2%
Unbundled Loop	483	330	46.4%

Total Business	6,091	6,205	(1.8%)

Consumer
Primary line	9,224	9,665	(4.6%)
Additional line	1,574	1,773	(11.2%)
Public line(3)	117	144	(18.8%)

Total Consumer	10,915	11,582	(5.8%)

Total access lines	17,006	17,787	(4.4%)

Minutes of use from Carriers and CLECs (in millions)	14,806	17,271	(14.3%)
Voice grade equivalent access lines (in thousands):(1)
Business	52,058	46,111	12.9%
Consumer	12,620	12,850	(1.8%)

Total voice grade equivalents	64,678	58,961	9.7%

(1)
Access line and voice grade equivalent data has been adjusted for prior periods to conform to the current period presentation. A voice-grade equivalent is the amount of capacity required to carry one telephone call. A voice-grade equivalent line is the outcome of measuring all residential and business access lines, and private line channel terminations as if they were converted to single access lines that have the ability to transmit and receive only one voice transmission at a time.

(2)
Business retail access line counts include lines sold to interexchange carriers at retail rates.

(3)
Consumer public access lines represent lines serving public payphones.

(4)
"As Reported" results are unaudited but include for all periods the estimated impact of various restatements previously disclosed by the company. These results have been prepared in accordance with generally accepted accounting principles in the United States (GAAP), however, because the results have not been audited, the company can give no assurance that the as reported results will not be subject to further adjustment.

ATTACHMENT F

QWEST COMMUNICATIONS INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS(1)
(DOLLARS IN MILLIONS)
(UNAUDITED)

	December 31, 2002	December 31, 2001
		(AS RESTATED)
ASSETS
Current assets:
Cash and cash equivalents	$2,288	$378
Accounts receivable—net	2,676	3,348
Inventories and supplies	61	158
Prepaid and other	227	276
Assets held for sale	302	465

Total current assets	5,554	4,625
Property, plant and equipment—net	16,901	28,854
Investments	53	1,413
Goodwill and intangibles—net	5,052	35,143
Other assets	3,668	2,030

Total assets	$31,228	$72,065

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$2,036	$4,806
Accounts payable	1,049	1,570
Accrued expenses and other current liabilities	2,948	3,625
Advance billings and customer deposits	458	533
Liabilities held for sale	230	337

Total current liabilities	6,721	10,871
Long-term borrowings	20,604	20,197
Post-retirement and other post-employment benefit obligations	2,996	2,893
Deferred taxes, credits and other	2,001	3,506
Fair value of put option	—	(160)
Stockholders' (deficit) equity	(1,094)	34,758

Total liabilities and stockholders' equity	$31,228	$72,065

(1)
"As Reported" information is unaudited but includes for all periods the estimated impact of various restatements previously disclosed by the company. This information has been prepared in accordance with generally accepted accounting principles in the United States (GAAP), however, because this information has not been audited, the company can give no assurance that the as reported information will not be subject to further adjustment.

ATTACHMENT G

QWEST COMMUNICATIONS INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS(1)
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Twelve Months Ended December 31,
	2002	2001
		(AS RESTATED)
OPERATING ACTIVITIES FROM CONTINUING OPERATIONS:
Net Loss:	$(35,913)	$(4,786)
Adjustments to net loss:
Income from discontinued operations, net of income taxes	(470)	(512)
Depreciation and amortization	3,837	5,266
(Gain) loss on investments and derivatives	(3)	3,275
Provision for bad debts	735	650
Asset impairment charge	42,179	226
Equity loss on investments	152	122
Deferred income taxes	(3,465)	(26)
Loss (gain) on sales of rural exchanges and fixed assets	6	(51)
(Gain) on disposition of segment	(1,621)	—
(Gain) on debt exchange, net	(1,765)	—
(Gain) loss on early retirement of debt, net	(6)	65
Changes in operating assets and liabilities:
Accounts receivable	152	(817)
Inventories, supplies, prepaids and other current assets	276	(7)
Accounts payable, accrued expenses and advance billings	(1,727)	484
Other	110	(292)

Cash provided by operating activities	2,477	3,597

INVESTING ACTIVITIES FROM CONTINUING OPERATIONS:
Expenditures for property, plant and equipment	(2,866)	(8,171)
Proceeds from disposition of segment	2,754	—
Proceeds from the sale of equipment	103	94
Other	(57)	(414)

Cash used for investing activities	(66)	(8,491)

FINANCING ACTIVITIES FROM CONTINUING OPERATIONS:
Net proceeds from short-term borrowings	5,771	2,450
Repayments of short-term borrowings	(4,962)	(1,207)
Proceeds from issuance of long-term borrowings	1,476	6,937
Repayments of long-term borrowings	(2,854)	(2,553)
Costs relating to the early retirement of debt	—	(106)
Proceeds from issuances of common stock	12	286
Repurchase of stock	(12)	(1,000)
Dividends paid on common stock	—	(83)
Debt issuance costs	(152)	(31)

Cash (used for) provided by financing activities	(721)	4,693

CASH AND CASH EQUIVALENTS:
Increase (decrease)	1,690	(201)
Net cash generated by discontinued operations	220	501
Beginning balance	378	78

Ending balance	$2,288	$378

(1)
"As Reported" results are unaudited but include for all periods the estimated impact of various restatements previously disclosed by the company. These results have been prepared in accordance with generally accepted accounting principles in the United States (GAAP), however, because the results have not been audited, the company can give no assurance that the as reported results will not be subject to further adjustment.

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  EXHIBIT 99.1